Exhibit 10.22

CREDIT AGREEMENT

DEED OF

PLEDGE OF RECEIVABLES

DATED August 17, 2007

between

LAUREATE EDUCATION INTERNATIONAL LIMITED

as Pledgor

and

GOLDMAN SACHS CREDIT PARTNERS L.P.

as Pledgee

i

ii

Execution Copy

THIS DEED OF PLEDGE OF RECEIVABLES DATED August 17, 2007 is made between:

(1)                                 Goldman Sachs Credit Partners L.P., a limited partnership formed under the laws of Bermuda, with its registered office at 85 Broad Street, New York, New York 10004, United States of America, and its business address at 85 Broad Street, New York, New York 10004, United States of America (the “Pledgee”); and

(2)                                 Laureate Education International Limited, a company incorporated under the laws of the State of Delaware, having its registered offices at 1001 Fleet Street, Baltimore, Maryland 21202, United States of America (the “Pledgor”)

WHEREAS:

(A)                               The Pledgee and inter alia Laureate Education, Inc. and Iniciativas Culturales de España, S.L. (the “Obligors” and each an “Obligor”) have entered into a Credit Agreement (the “Credit Agreement”) dated August 17, 2007 pursuant to which the Lenders (as defined in the Credit Agreement) have inter alia extended Loans to the Obligors in the maximum principal amount of USD 1,250,000,000 and New Loan Commitments in the maximum amount of USD 300,000,000.

(B)                               Pursuant to Section 15 of the Credit Agreement, the Obligors have undertaken to pay to the Pledgee, acting in its own capacity and not as representative or agent of the Lenders, the Parallel Debt (as defined in the Credit Agreement).

(C)                               The Pledgor has agreed to create a first priority disclosed right of pledge (openbaar pandrecht eerste in rang) over the Receivables (as defined hereinafter) in favor of the Pledgee as security for the Secured Obligations (as defined hereinafter).

NOW THEREFORE IT IS AGREED AS FOLLOWS:

1.                                      DEFINITIONS

1.1                               In this Deed:

“C.V.” means Fleet Street International Universities C.V., a limited partnership (commanditaire vennootschap) formed under the laws of the Netherlands and having its registered offices at Amsterdijk 166, Box 42, 1079 LH Amsterdam, the Netherlands, dated August 17, 2006.

“Deed” means this agreement and deed of pledge of receivables.

“Enforcement Event” means a default by an Obligor in the proper performance of the Secured Obligations (whether in whole or in part) provided that such default constitutes an Event of Default.

“Receivables” means any and all rights and claims (vorderingsrechten) (including but not limited to a right of recourse (regres) or subrogation (subrogatie)) whether present or future, whether actual or contingent, of the Pledgor against the C.V.

“Right of Pledge” means each right of pledge created by this Deed in accordance with Clause 3 (Pledge of Receivables).

“Secured Obligations” means any and all obligations and liabilities consisting of monetary payment obligations (verbintenissen tot betaling van een geldsom) of the Pledgor and/or an Obligor to the Pledgee, whether present or future, whether actual or contingent, whether as primary obligor or as surety, whether for principal, interest or costs under or in connection with:

(a)                   this Deed;

(b)                   the Credit Documents;

(c)                    all obligations secured by the U.S. Obligations Security Documents (as defined in the Credit Agreement); and

(d)                   the Parallel Debt.

1.2                               Save where the contrary is indicated, a reference in this Deed to:

(a)                   the “Pledgee”, the “Pledgor” or an “Obligor” shall be construed so as to include its or their respective successors, transferees and assignees from time to time and any successor of such a successor, transferee or assignee in accordance with their respective interests, all in accordance with the Credit Agreement and this Deed;

(b)                   this “Deed” or the “Credit Agreement” or any other agreement or document shall be construed to be a reference to this Deed or the Credit Agreement or such other agreement or document as the same may be amended, supplemented, restated, novated or otherwise modified from time to time;

(c)                    a “Clause” or a “Schedule” shall, subject to any contrary indication, be construed as a reference to a clause or a schedule of this Deed; and

(d)                   a “person” shall be construed as a reference to any person, firm, company, corporation, body corporate, institution, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing.

1.3                               Capitalized words and expressions used but not defined in this Deed shall have the same meaning as in the Credit Agreement.

1.4                               The titles and headings of the Clauses are for convenience only and do not form part of this Deed and shall in no way affect the interpretation thereof.

1.5                               In this Deed words and expressions importing the singular shall, where the context permits or requires, include the plural and vice. versa.

1.6                               Any reference in this Deed to a statute (including but not limited to the Dutch Civil Code) shall be construed as a reference to such statute as the same may have been, or may from time to time be, amended or re-enacted.

1.7                               Schedules form an integral part of this Deed.

1.8                               Any Event of Default shall constitute a verzuim (as meant in Section 6:81 and further of the Dutch Civil Code) and any Enforcement Event shall constitute a verzuim (as meant in Section 3:248 (1) in conjunction with Section 6:81 and further of the Dutch Civil Code) in the proper performance of the Secured Obligations or any part thereof, without any dun (aanmaning), summons (sommatie) or notice of default (ingebrekestelling) being sent or required.

2.                                      UNDERTAKING TO PLEDGE

The Pledgor agrees with the Pledgee and undertakes to create or, as the case may be, to create in advance (bij voorbaat) a first priority disclosed right of pledge (openbaar pandrecht eerste in rang) over all Receivables as security for the Secured Obligations.

3.                                      PLEDGE OF RECEIVABLES

3.1                               The Pledgor grants to the Pledgee:

(a)                   a first priority disclosed right of pledge (openbaar pandrecht eerste in rang) over its Receivables which exist at the date of registration of this Deed; and

(b)                   to the extent the Receivables consist of future Receivables a first priority disclosed right of pledge (openbaar pandrecht eerste in rang) is granted in advance (bij voorbaat) over all future Receivables, as security for the Secured Obligations, provided, however, that in no event shall the Receivables pledged pursuant to this Deed as well as the Receivables (as defined in that certain deed of pledge between Laureate Education Inc and the Pledgee dated August 17, 2007) pledged pursuant to that certain deed of pledge between Laureate Education Inc and the Pledgee dated August 17, 2007, exceed sixty-five percent (65%) of all rights and claims (vorderingsrechten) (including but not limited to a right of recourse (regres) or subrogation (subrogatie)) whether present or future, whether actual or contingent, of all partners (both general and limited) against the C.V., provided further, that for the avoidance of doubt, in no event shall the general partner of the C.V. be required to create any pledge as security for the Secured Obligations.

3.2                               The Right of Pledge includes all accessory rights (afhankelijke rechten) and all ancillary rights (nevenrechten) attached to the Receivables.

3.3                               To the extent that the Receivables are (or shall be) subject to an encumbrance or right of pledge taking priority over the Right of Pledge, nevertheless the Right of Pledge will have been (or will be) created with the highest possible rank available at that time.

3.4                               By signing this Deed for acknowledgement, the C.V. acknowledges to have been duly informed of the Right of Pledge created on the Receivables pursuant to this Deed within the meaning of Section 3:94 juncto Section 3:236 of the Dutch Civil Code.

3.5                               By signing this Deed for acknowledgment, each of Laureate Education, Inc., and Fleet Street International Universities Holdings LLC, in their capacity as partner of the C.V. and together with the Pledgor constituting all partners of the C.V., confirm their prior consent to the creation of the Right of Pledge on the Receivables.

4.                                      PERFECTION AND NOTIFICATION OF RIGHT OF PLEDGE

4.1                               The Pledgee is entitled:

(a)                   to present this Deed and any other document pursuant to this Deed for registration to any office, registrar or governmental body (including the Dutch tax authorities) in any jurisdiction; and

(b)                   to serve any notice to the C.V. or any other person,

as the Pledgee deems necessary or desirable to protect its interests.

4.2                               Upon the occurrence of an Event of Default, the Pledgee is authorized to serve notice of the Right of Pledge to the C.V. or to instruct the Pledgor to serve such notices, substantially in the form as set out in Schedule 1 (Form of Notice of Pledge).

4.3                               Upon notification of the Right of Pledge to the C.V., the Pledgee is, in accordance with Section 3:246 (1) of the Dutch Civil Code, entitled to collect and receive payment of the Receivables which are subject to the Right of Pledge and to exercise all rights of the Pledgor vis-á-vis the C.V. insofar as such rights relate to the Receivables.

4.4                               If the C.V. makes any payment to the Pledgor in respect of the Receivables, after it has been notified by the Pledgee, the Pledgor shall immediately transfer to the Pledgee a sum equal to the amount paid by the C.V. concerned, without prejudice to any remedy which the Pledgee may otherwise have vis-á-vis the C.V. or the Pledgor.

4.5                               Upon the occurrence of an Enforcement Event, the Pledgee shall have the right to enter into court compositions or out-of-court compositions (gerechtelijke of buitengerechtelijke akkoorden) and to cast a vote in connection with such compositions or to or enter into any settlement agreement regarding the Receivables with the C.V. or any other person.

5.                                      CONTINUING AND ADDITIONAL SECURITY

5.1                               The Right of Pledge is one and indivisible (één en ondeelbaar), and shall (unless released pursuant to Clause 11 (Termination)) remain in full force and effect, shall not be satisfied by any intermediate payment or satisfaction of any part of the Secured Obligations or by any settlement of accounts and the Pledgee shall not have any obligation to relinquish the Right of Pledge, until all of the Secured Obligations have been irrevocably and unconditionally paid in full.

5.2                               To the extent possible under Dutch law, the Right of Pledge shall not in any way be prejudiced by or be dependent on any collateral or other security now or hereafter held by the Pledgee as security for the Secured Obligations or any lien to which it may be entitled (whether by contract or statute). The rights of the Pledgee hereunder are in addition to and not in lieu of those provided by law.

6.                                      REPRESENTATIONS AND WARRANTIES

6.1                               The Pledgor represents and warrants, on the date of this Deed and on each date of a drawdown by an Obligor under the Credit Agreement, for the benefit of the Pledgee that:

(a)                                 it is a company duly incoporated and validly existing under the State of Delaware, United States of America, having its registered offices at 1001 Fleet Street, Baltimore, Maryland 21202, United States of America;

(b)                                 all authorizations required (including all necessary corporate authorizations) in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, this Deed have been obtained or effected (as appropriate) and are in full force and effect;

(c)                                  the execution, delivery and performance of this Deed and the granting of the Right of Pledge do not and will not contravene:

(i)                                     any law, rule or regulation or any judgment, decree or order of any tribunal; or

(ii)                                  any provision of its organizational documents or other constitutional document; or

(iii)                               any agreement or instrument which is binding upon the Pledgor or to which any of its assets is bound or affected or constitute a default thereunder;

(d)                                 it has not taken any corporate action nor have any other steps has been or legal proceedings been started or (to the best of its knowledge and belief) threatened against it for its winding-up, dissolution, administration or reorganization or for the appointment of a bankruptcy trustee, administrator or similar officer of it or of any or all of its assets or revenues in any jurisdiction;

(e)                                  it holds full and exclusive title (titel) to the Receivables and has the authority and the power to create the Right of Pledge;

(f)                                   the Right of Pledge is a first ranking right of pledge (pandrecht eerste in rang);

(g)                                  the Receivables:

(i)                                     have, save for the Right of Pledge, not been encumbered with limited rights (beperkte rechten) or otherwise;

(ii)                                  are not subject to any attachment (beslag);

(iii)                               have not been transferred or, save for the Right of Pledge, encumbered in advance (bij voorbaat) to any third party;

(iv)                              are capable of being transferred, assigned and encumbered with limited rights (beperkte rechten); and

(v)                                 are not subject to any option or similar right;

(h)                                 save for the Right of Pledge, the Pledgor has not agreed to grant any right or to do such acts as set forth in Clause 6.1 (g) in respect of the Receivables; and

(i)                                     it has provided the Pledgee with all information and documentation regarding the Receivables, which the Pledgor understands or should be aware is important to the Pledgee.

7.                                      UNDERTAKINGS

7.1                               The Pledgor undertakes not to waive without the prior written consent of the Pledgee any accessory rights (afhankelijke rechten) or ancillary rights (nevenrechten) attached to the Receivables and in general not to perform any act which adversely affects or may adversely affect the Receivables.

7.2                               The Pledgor shall not without the prior written consent of the Pledgee:

(a)                                 assign, transfer, pledge or otherwise encumber, release (kwijtschelden) or waive (afstand doen van) any rights over, the Receivables; or

(b)                                 agree with a court composition or an out-of-court composition (gerechtelijk of buitengerechtelijk akkoord) or enter into any settlement agreement in respect of the Receivables.

7.3                               The Pledgor shall promptly inform the Pledgee of an occurrence of an event that may be relevant to the Pledgee with respect to the Receivables or adversely affects or may adversely affect the Right of Pledge or the ability of the Pledgor to perform the Secured Obligations, including but not limited to the occurrence of:

(a)                                 an attachment (beslag) of the Receivables;

(b)                                 a filing of a request to declare the Pledgor bankrupt or a filing of a request is filed for a similar proceeding in any jurisdiction;

(c)                                  a filing by the Pledgor of a request to be granted a suspension of payments or a filing by the Pledgor of a request for a similar proceeding in any jurisdiction;

(d)                                 the liquidation or dissolution of the Pledgor or the Pledgor ceasing to carry on the whole or a part of its business; or

(e)                                  the Pledgor becoming aware that any of the representations and warranties set forth in Clause 6 (Representations and Warranties) is or proves to have been incorrect or incomplete or misleading.

7.4                               Upon the occurrence of an event referred to in Clause 7.3, the Pledgor shall promptly notify in writing, at its own costs, the existence of this Deed and the Right of Pledge to:

(a)                                 a third party or the court process server (deurwaarder) acting on behalf of such third party making an attachment (beslag);

(b)                                 the bankruptcy trustee (curator), administrator (bewindvoerder) or similar officer in any jurisdiction; or

(c)                                  any other relevant person,

as the case may be.

7.5                               The Pledgor shall promptly send to the Pledgee a copy of the relevant documentation in respect of an event referred to in Clause 7.3 and a copy of any correspondence pursuant to Clause 7.4.

7.6                               The Pledgor shall at the Pledgee’s first request provide the Pledgee with all information and with copies of all relevant documentation relating to the Receivables and allow the Pledgee to inspect its administrative records to verify the balances outstanding on any or all of the Receivables and/or to instruct the Pledgor’s independent accountant so to verify.

7.7                               The Pledgor shall receive all payments of a Debtor in respect of the Receivables in a bank account opened with the Pledgee or in a bank account over which a valid security interest is created in favor of the Pledgee.

8.                                      ENFORCEMENT

8.1                               Upon the occurrence of an Enforcement Event, the Pledgee shall have the right to enforce the Right of Pledge in accordance with Dutch law and any other applicable law and may take all (legal) steps and measures which it deems necessary or desirable and the Pledgor shall co-operate with the Pledgee in any way which the Pledgee deems necessary or desirable for the enforcement of the Right of Pledge.

8.2                               The Pledgee shall not be obliged to give notice of a sale of the Receivables to the Pledgor, the C.V., holders of a limited right (beperkt recht) or persons who have made an attachment (beslag) on the Receivables, as required by Sections 3:249 and 3:252 of the Dutch Civil Code.

8.3                               The Pledgor shall not be entitled to make a request to the court as referred to in Section 3:251(1) of the Dutch Civil Code to determine that the Receivables shall be sold in a manner deviating from the provisions of Section 3:250 of the Dutch Civil Code.

8.4                               The Pledgor shall not be entitled to demand that the Pledgee:

(a)                                 shall first enforce any security interests granted by any other person, pursuant to Section 3:234 of the Dutch Civil Code; or

(b)                                 to first proceed against or claim payment from any other person or enforce any guarantee, before enforcing this Right of Pledge.

The Pledgor waives its rights under Sections 3:233 (2) and 6:139 of the Dutch Civil Code.

8.5                               The Pledgor shall not be entitled to set-off (verrekenen) its claims (if any) against the Pledgee under or in connection with this Deed or the Credit Agreement against the Secured Obligations.

8.6                               Subject to the mandatory provisions of Dutch law on enforcement, all monies received or realized by the Pledgee in connection with the enforcement of the Right of Pledge shall be applied by the Pledgee in accordance with clause 5.3 of the Credit Agreement.

9.                                      FURTHER ASSURANCES

9.1                               If no valid right of pledge is created pursuant to this Deed in respect of the Receivables, the Pledgor irrevocably and unconditionally undertakes to pledge to the Pledgee the Receivables as soon as they become available for pledging, by way of supplementary agreements, supplemental deeds or other instruments on the same (or similar) terms of this Deed.

9.2                               The Pledgor further undertakes to execute any instrument, provide such assurances and do all acts and things as may be necessary or desirable for:

(a)                                 perfecting or protecting the security created (or intended to be created) by this Deed;

(b)                                 preserving or protecting any of the rights of the Pledgee under this Deed;

(c)                                  preserving or protecting the Pledgee’s interest in the Receivables;

(d)                                 ensuring that the Right of Pledge and the undertakings and obligations of the Pledgor under this Deed shall inure to the benefit of any assignee of the Pledgee;

(e)                                  facilitating the collection, appropriation or realization of the Receivables or any part thereof in the manner contemplated by this Deed in case of an Event of Default; or

(f)                                   the exercise of any power, authority or discretion vested in the Pledgee under this Deed.

9.3                               The Pledgor subordinates in favor of the Pledgee any rights which it may acquire by way of recourse or subrogation in connection with this Deed, until the Secured Obligations have been irrevocably and unconditionally been paid in full. If any amount shall be paid to the Pledgor on account of such recourse or subrogation rights at any time when any of the Secured Obligations are still outstanding, the Pledgor shall forthwith pay such amount to the Pledgee to apply such amount to the Secured Obligations in accordance with Clause 8.6 (Enforcement).

10.                               POWER OF ATTORNEY AND NO WAIVER

10.1                        The Pledgor, by way of security and in order to secure the performance by the Pledgor of its obligations under this Deed, irrevocably and unconditionally appoints the Pledgee as its attorney (gevolmachtigde) for as long as any of the Secured Obligations are outstanding for the purposes of:

(a)                                 doing in its name all acts and executing, signing and (if required) registering in its name all documents which the Pledgor itself could do, execute, sign or register in relation to the Receivables; and

(b)                                 executing, signing, perfecting, doing and (if required) registering every such further document, act or thing as is referred to in Clause 9 (Further Assurances).

10.2                        It is expressly agreed that the appointment under Clause 10.1 will only be exercised by the Pledgee in case of an Event of Default and is given with full power of substitution and also applies to any situation where the Pledgee acts as the Pledgor’s counterparty (Selbsteintritt) within the meaning of Section 3:68 of the Dutch Civil Code or as a representative of the Pledgor’s counterparty.

10.3                        No delay or omission by the Pledgee in the exercise of any power or right under this Deed will impair such power or right or be construed as a waiver thereof or of the event giving rise to such power of right and no waiver of any past event shall be construed to be a waiver of any power or right accruing to the Pledgee by reason of any future event.

11.                               TERMINATION

11.1                        Unless terminated by operation of law, the Right of Pledge shall be in full force and effect until the Pledgee has certified in writing to the Pledgor that all Secured Obligations have been fully, irrevocably and unconditionally repaid or discharged to its satisfaction.

11.2                        Upon termination of the Right of Pledge in accordance with Clause 11.1, the Pledgee shall, at the request and expense of the Pledgor, issue a notice of release to the Pledgor.

11.3                        The Pledgee is entitled to terminate by notice (opzeggen) or waiver (afstand) the Right of Pledge, in respect of all or part of the Receivables and all or part of the Secured Obligations.

12.                               SUCCESSORS AND ASSIGNS AND RE-PLEDGE

12.1                        This Deed shall be binding upon and shall inure to the benefit of the Pledgor and the Pledgee and their respective successors, transferees and assignees.

12.2                        The Pledgor shall not assign or transfer any of its rights and obligations under this Deed without the prior written consent of the Pledgee.

12.3                        The Pledgor irrevocably and unconditionally grants authority to the Pledgee to re-pledge (herverpanden) the Receivables in accordance with Section 3:242 of the Dutch Civil Code.

13.                               WAIVER

The Pledgor waives, to the fullest extent permitted by law, its rights:

(a)                                 to dissolve (ontbinden) this Deed in case of failure in the performance of one or more of the Pledgee’s obligations pursuant to Section 6:265 of the Dutch Civil Code or on any other ground;

(b)                                 to suspend (opschorten) any of its obligations pursuant to Section 6:52 of the Dutch Civil Code or on any other ground; and

(c)                                  to nullify (vernietigen) this Deed pursuant to Section 6:228 of the Dutch Civil Code or on any other ground.

14.                               COSTS

All costs, charges and expenses in relation to the negotiation, preparation, administration, execution, perfection, preservation, protection, registration or enforcement of this Deed and the exercise and/or enforcement of any rights or powers hereunder by the Pledgee shall be payable by the Pledgor in accordance with clause 14.5 of the Credit Agreement.

15.                               EVIDENCE OF DEBT

As to the existence and composition of the Secured Obligations, a written statement by the Pledgee made in accordance with its books shall constitute conclusive evidence (save for manifest error), it being understood that in the event of a disagreement with respect thereto, the Pledgee shall be authorized to exercise its right of enforcement, with due observance of the obligation of the Pledgee to transfer all which afterwards would appear to be received by it in excess of its rights.

16.                               LIABILITY

Except for its gross negligence (grove nalatigheid) or wilful misconduct (opzet), the Pledgee shall not be liable vis-à-vis the Pledgor for not (or not completely) collecting or recovering or selling the Receivables and/or any loss or damage resulting from any collecting or recovering or selling the Receivables or arising out of the exercise of or failure to exercise any of its powers under this Deed or for any other loss of any nature whatsoever in connection with the Receivables or this Deed. Should any such loss or damage occur, then the Pledgor shall fully indemnify the Pledgee therefor.

17.                               NOTICES

17.1                        Any notice or other communication in connection with this Deed required to be sent or given shall be sent in the English language by registered mail or by fax to the following addresses:

if to the Pledgor:

Laureate Education International Limited

1001 Fleet Street

Baltimore, Maryland 21202

United States of America

Facsimile: 410-843-8544

Attn. Robert W. Zentz

if to the Pledgee:

Goldman Sachs Credit Partners L.P.

85 Broad Street

New York, New York 10004

United States of America

Facsimile: 212-357-4597

Attn. Pedro Ramirez

With a copy to:

Anisha Malhotra and Stephanie Nagengast

Facsimile: 212-902-3000

or to such other address or addresses as may from time to time be notified by the parties for such purpose.

17.2                        All documents provided under or in connection with this Deed must be:

(a)                                 in English; or

(b)                                 if not in English, and if so required by the Pledgee, accompanied by a English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

17.3                        If sent by registered mail, any notice or other communication sent by registered mail pursuant to this Deed shall be deemed to have been received by the party to whom it was addressed on the first Business Day after the day shown as the day of receipt by a return receipt. If sent by fax, it shall be deemed, in the absence of proof to the contrary, to have been received by the party to whom it was sent on the day of dispatch provided that the report generated by the sender’s facsimile machine shows that all pages of such notice, demand or other communications were properly transmitted to the recipients fax machine. Without prejudice to any other mode or service, any notice or any other communication shall be deemed to have been sufficiently served if sent to the addresses as set forth in Clause 17.1.

18.                               SEVERABILITY

18.1                        If a provision of this Deed is or becomes illegal, invalid or unenforceable in any jurisdiction that shall not affect:

(a)                                 the validity or enforceability in that jurisdiction of any other provision of this Deed; or

(b)                                 the validity or enforceability in other jurisdictions of that or any other provision of this Deed.

18.2                        The Pledgor and the Pledgee agree that they will negotiate in good faith to replace any provision of this Deed which may be held unenforceable with a provision which is enforceable and which is as similar as possible in substance to the unenforceable provision.

19.                               AMENDMENT AND EMBODIMENT

This Deed shall not be amended, modified or rescinded except in writing when duly signed by authorized signatories of the Pledgor and the Pledgee. Any amendment, addendum and appendix so signed shall constitute part of this Deed.

20.                               COUNTERPARTS

This Deed may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

21.                               ACCEPTANCE

The Pledgee accepts the Right of Pledge and all stipulations, covenants, undertakings, waivers, authorities and powers pursuant to this Deed.

22.                               GOVERNING LAW

This Deed shall be governed by and construed in accordance with Dutch law.

23.                               JURISDICTION

The courts of Amsterdam, the Netherlands shall have exclusive jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes which might arise out of or in connection with this Deed, and, for such purposes, the Pledgor irrevocably and unconditionally submits, for the benefit of the Pledgee, to the jurisdiction of that court. The Pledgee, however, reserves the right to refer the matter to any other competent court in any jurisdiction, whether concurrently or not (to the extent permitted by law).

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF this Deed was signed on the date first written above in two (2) signed copies (each page initialed).

Pledgor

Laureate Education International Ltd.

/s/ Robert W. Zentz
Name: Robert W. Zentz
Title: Vice President

Pledgee

Goldman Sachs Credit Partners L.P.

/s/ Bruce H. Mendelsohn
Name: Bruce H. Mendelsohn
Title: Authorized Signatory

Signed for acknowledgment

Fleet Street International Universities C.V.

/s/ Robert W. Zentz
Name:	Fleet Street International University Holdings LLC
Title:	General Partner

Name: Robert W. Zentz
Title: Vice President

Laureate Education, Inc.

/s/ Robert W. Zentz
Name: Robert W. Zentz
Title: Sr. Vice President, Secretary

Signed for acknowledgment

Fleet Street International University Holdings LLC

/s/ Robert W. Zentz
Name: Robert W. Zentz
Title: Vice President